UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2019

COMMAND CENTER, INC.

(Exact name of registrant as specified in its Charter)

Washington	000-53088	91-2079472
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3609 S. Wadsworth Blvd., Suite 250, Lakewood, CO	80235
(Address of Principal Executive Offices)	(Zip Code)

(866) 464-5844

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	CCNI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 15, 2019, Command Center, Inc. (the “Company”) completed its acquisition of Hire Quest Holdings, LLC, a Florida limited liability company (“Hire Quest”), in accordance with the terms of the Agreement and Plan of Merger dated April 8, 2019 (the “Merger Agreement”) among the Company, CCNI One, Inc., a wholly-owned subsidiary of the Company (“Merger Sub 1”), Command Florida, LLC, a wholly-owned subsidiary of the Company (“Merger Sub 2”), Hire Quest, and solely for purposes of Sections 5.20(c), 5.20(e) and 5.23 of the Merger Agreement, Richard Hermanns as the representative of the members. In accordance with the Merger Agreement, (i) Merger Sub 1 was merged with and into Hire Quest (the “First Merger”), with Hire Quest being the surviving entity (the “First Surviving Company”), and (ii) immediately following the First Merger, the First Surviving Company was merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Merger”), with Merger Sub 2 being the surviving entity (the “Surviving Company”).

Upon the closing of the Merger, all of the ownership interests in Hire Quest were converted into the right to receive an aggregate of 9,837,336 shares of the Company’s common stock (representing 68% of the shares of the Company’s common stock outstanding immediately after the effective time of the Merger).

Item 1.01. Entry into a Material Definitive Agreement.

Credit Facility

On July 11, 2019, as a condition precedent to the Merger, the Company and its subsidiaries entered into a Loan Agreement with Branch Banking and Trust Company (the “Loan Agreement”) for a $30 million line of credit, with a $15 million sublimit for letters of credit. Interest will accrue on the outstanding balance of the line of credit at a variable rate equal to One Month LIBOR plus a margin between 1.25% and 1.75% that is determined based on the Company’s collateral value plus unrestricted cash reduced by the outstanding balance of the line of credit (the “Net Lendable Collateral”). A non-use fee of between 0.125% and 0.250% (also determined by the Net Lendable Collateral amount) will accrue on the unused portion of the line of credit. The available balance under the line of credit is reduced by outstanding letters of credit. The line of credit will mature on May 31, 2024.

The Loan Agreement and other loan documents contain customary events of default and negative covenants, including but not limited to those governing indebtedness, liens, fundamental changes, transactions with affiliates, and sales of assets. The Loan Agreement also requires the Company to comply with a fixed charge coverage ratio of at least 1.10:1.00. The obligations under the Loan Agreement and other loan documents are secured by substantially all of the operating assets of the Company and its subsidiaries as collateral. The Company’s obligations under the line of credit are subject to acceleration upon the occurrence of an event of default as defined in the Loan Agreement.

The Company’s prior credit facility with Wells Fargo was paid off and terminated in connection with the transaction described above.

The foregoing summary of the Loan Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Franchise Purchase Agreements and Swap Agreement

On July 15, 2019, to commence effecting the transition of the Company’s branches from being Company-owned to being franchisee-owned, the Company entered into Asset Purchase Agreements (“Purchase Agreements”) with existing franchisees of Hire Quest and new franchisees (collectively, “Buyers”) for the sale of certain assets related to the operations of the Company’s branches in Conway and North Little Rock, AR; Flagstaff, Mesa, North Phoenix, Phoenix, Tempe, Tuscon, and Yuma, AZ; Aurora and Thornton, CO; Atlanta, GA; College Park and Speedway, IN; Shreveport, LA; Baltimore and Landover, MD; Oklahoma City and Tulsa, OK; Chattanooga, Madison, Memphis, and Nashville, TN; Amarillo, Austin, Houston, Irving, Lubbock, Odessa, and San Antonio, TX; and Roanoke, VA (collectively, the “Franchise Assets”).

The closings under such agreements occurred on July 15, 2019. The aggregate purchase price for the Franchise Assets consisted of approximately (i) $4.7 million paid in the form of promissory notes accruing interest at an annual rate of 6% issued by the Buyers to the Company plus (ii) the right to receive 2% of annual sales in excess of $3.2 million in the aggregate for the franchise territory containing Phoenix, AZ for 10 years, up to a total aggregate amount of $2.0 million.

The Purchase Agreement contains negotiated representations, warranties, covenants and indemnification provisions by the parties, which are believed to be customary for transactions of this type. The Company simultaneously entered into a franchise agreement with each of the Buyers, pursuant to which the Buyers will operate such branches as franchisees.

A subset of the Purchase Agreements was entered into with, and the related Franchise Assets sold to, Buyers in which Richard Hermanns and Edward Jackson (both of whom are New Directors (as defined below) and significant shareholders of the Company as a result of the Merger) have direct or indirect interests (the “Worlds Buyers”).

Pursuant to a Swap Agreement entered into between the Company and Hire Quest Financial, LLC (“Hire Quest Financial”), an affiliate of Mr. Hermanns and Mr. Jackson, the promissory notes issued by the Worlds Buyers to the Company in the aggregate principal amount of approximately $2.2 million in connection with the Franchise Assets were transferred on July 15, 2019 to Hire Quest Financial in exchange for accounts receivable of an equal value.

Consulting Agreement with Dock Square

Dock Square HQ, LLC (“Dock Square”), an affiliate of Dock Square Capital, LLC, was a strategic partner of, and 6.5% investor in, Hire Quest, LLC, a 93.5% subsidiary of Hire Quest.  Prior to the effective time of the Merger, (a) Dock Square distributed to its direct or indirect members all of its rights, title and interest in and to its membership interest in Hire Quest, LLC, and (b) each such member contributed to Hire Quest all of its respective rights, title and interest in and to its membership interest in Hire Quest, LLC as a capital contribution in exchange for, in the aggregate, a 6.5% membership interest in Hire Quest.  Immediately after such reorganization and prior to the closing of the Merger, Hire Quest owned 100% of the membership interest in Hire Quest, LLC.

As contemplated by the Merger Agreement, on July 15, 2019, the Company entered into a consulting arrangement with Dock Square. Pursuant to this consulting arrangement, Dock Square introduces prospective customers and expands relationships with existing customers of the Company in return for which it is eligible to receive unregistered shares of the Company’s common stock, subject to certain performance metrics and vesting terms. The grant of any such shares by the Company would be based on the Company’s gross revenue generated from the services of Dock Square as measured over a 12 month period. Upon the grant of any such shares, 50% of such granted shares would vest immediately, and the remaining 50% of such granted shares would be subject to a vesting requirement linked to the Company’s gross revenue generated from the services of Dock Square measured over a 3 year period. We refer to any such shares as the “Performance Shares.”   We anticipate the maximum aggregate number of Performance Shares issuable under the consulting arrangement would not exceed approximately 1.6 million shares. Any Performance Shares would be in addition to the pro rata portion of the shares of Company common stock that Dock Square’s members received as merger consideration at the closing of the Merger along with the other investors in Hire Quest.    Dock Square would receive any declared and paid dividends on issued Performance Shares (including the unvested portion of such shares during the 3-year vesting measurement period), and the issued but unvested Performance Shares would vest on a change of control of the Company.  In addition, Dock Square received piggy-back registration rights with respect to its Performance Shares issued and vested at the time of such registration.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference into this Item 2.01. The description contained in Item 1.01 under the heading “Franchise Purchase Agreements and Swap Agreement” is incorporated by reference into this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on April 9, 2019 and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Loan Agreement and the transactions contemplated thereby under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 3.02. The issuance of share to the equity holders of Hire Quest in connection with the Merger was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.01. Change in Control of Registrant.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 5.01.

The Merger resulted in the security holders of Hire Quest acquiring 68% of the shares of the Company’s common stock outstanding immediately after the effective time of the Merger, with Richard Hermanns holding 39% of the Company’s common stock and Edward Jackson holding 17% of the Company’s common stock.

The Company has commenced an issuer tender offer to purchase up to 1,500,000 shares of its common stock at a share price of $6.00 per share (the “Offer”). Following completion of the Offer, and assuming the Offer is fully subscribed, the percentage ownership of the Company’s common stock held by the Hire Quest security holders would increase to approximately 76%, with Richard Hermanns holding 43.6% of the Company’s common stock and Edward Jackson holding 18.9% of the Company’s common stock.

Pursuant to the Merger Agreement, Hire Quest had the right to appoint four directors to the Board, and the New Directors were appointed in accordance with this agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Changes to the Board of Directors

Effective July 15, 2019, each of Richard Hermanns, Edward Jackson, Payne Brown and Kathleen Shanahan (the “New Directors”) were appointed to the Company’s board of directors (“Board”) to serve a term that will expire at the Company’s 2020 annual meeting of stockholders. Of the New Directors, the Board determined that Mr. Brown, Ms. Shanahan and Mr. Jackson are “independent directors” as defined by the Nasdaq listing rules.

Pursuant to the Merger Agreement, Hire Quest had the right to appoint four directors to the Board, and the New Directors were appointed in accordance with this agreement. As contemplated by the Merger Agreement, the New Directors filled vacancies created by the resignations of Richard K. Coleman, Jr., Steven Bathgate, Steven P. Oman and Galen Vetter, which resignations were also effective July 15, 2019. Messrs. R. Rimmy Malhotra, JD Smith and Lawrence F. Hagenbuch remained on the Board.

The Board appointed Mr. Hermanns as Chairman and Mr. Rimmy Malhotra as Vice-Chairman and appointed the following directors to the committees indicated:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Lawrence Hagenbuch	Payne Brown	Payne Brown
R. Rimmy Malhotra	Edward Jackson	Kathleen Shanahan
Kathleen Shanahan	R. Rimmy Malhotra	JD Smith

As described under Item 5.01 above (with such description incorporated herein by reference), in connection with the Merger the security holders of Hire Quest received shares of the Company’s common stock. Mr. Hermanns was issued shares corresponding to approximately 39% of the Company’s outstanding shares of common stock post-Merger, with an aggregate value of $32,527,008, and Mr. Jackson was issued shares corresponding to approximately 17% of the Company’s outstanding shares of common stock post-Merger, with an aggregate value of $14,150,966, with each such value computed based on the closing price of the common stock on Nasdaq of $5.76 per share on July 15, 2019.

As described under Item 1.01 above (with such description incorporated herein by reference), Mr. Hermanns and Mr. Jackson each have an interest in certain of the Purchase Agreements related to the Franchise Assets entered into with the Company. In particular, Mr. Hermanns’ children and Mr. Jackson have ownership interests in the Worlds Buyers. The Worlds Buyers purchased Franchise Assets for an aggregate purchase price of approximately $2.2 million. Based on their respective ownership interests in the Worlds Buyers, this corresponds to a value of approximately $1.132 million for Mr. Hermanns’ children and approximately $0.461 million for Mr. Jackson.

The non-management New Directors will receive compensation for their service on the Board in accordance with the Company’s policies.

Changes to Management

On July 15, 2019, the Board appointed Richard Hermanns as President and Chief Executive Officer of the Company, replacing Richard K. Coleman, Jr. in those roles. Mr. Coleman will serve as Chief Operating Officer. The Board also appointed John McAnnar as the Company’s Vice President, General Counsel and Secretary, replacing Brendan Simaytis in those roles. Cory Smith will continue serving as the Company’s Treasurer and Chief Financial Officer.

Mr. Hermanns (55) previously served as President and Chief Executive Officer, as well as a member, of Hire Quest. Mr. Hermanns has nearly thirty years of experience in the temporary staffing industry. He has served as Chief Executive Officer and Secretary of Hire Quest, LLC since the Company’s founding in 2002. He served in the same capacities for predecessor entities since July 1991. He is also Chairman of the Board of Directors and President of Hirequest Insurance Company and has been since its founding in 2010. He has been Chief Executive Officer of Hire Quest Financial, LLC since its founding in 2006. Together with Edward Jackson, Mr. Hermanns owns a majority stake in Bass Underwriters, Inc., a large managing general insurance agent. Prior to founding Hire Quest and its related entities, Mr. Hermanns served as Chief Financial Officer of Outsource International, and as an Assistant Vice President for NCNB National Bank (now Bank of America). Mr. Hermanns obtained his Bachelor of Science degree in Economics and Finance from Barry University, and his Masters of Business Administration in Finance from the University of Southern California. Mr. Hermanns is also active in the charitable realm. Among his charitable pursuits, he founded the Higher Quest Foundation, a non-profit organization dedicated to fighting global hunger in a more sustainable way.

John McAnnar (36) previously served as General Counsel and Vice President of Administration for Hire Quest, LLC beginning in 2014. In that capacity, he managed a broad range of legal affairs in the employment, construction, insurance and finance, workers compensation, intellectual property, and other realms. He previously served in the litigation departments of Carmody MacDonald, P.C. and Armstrong Teasdale, LLP where he focused on complex commercial litigation, corporate, and employment law. Mr. McAnnar is an adjunct professor at the Charleston School of Law. He co-founded ArchCity Defenders, Inc., a non-profit organization in St. Louis, Missouri, that led the push for change in Missouri's municipal court system following the Ferguson unrest. For this work, John has received awards including the National Legal Aid & Defenders Association New Leaders in Advocacy Award. He has previously served on St. Louis Mayor Francis Slay's Vanguard Cabinet and was a Commissioner on the St. Louis Development Disability Resource Commission, a body that oversaw several million dollars of taxpayer funds. John graduated magna cum laude from the St. Louis University School of Law, where he was inducted into the Alpha Sigma Nu Jesuit Honor Society and the Order of the Woolsack. He graduated cum laude from the University of Pittsburgh.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to Articles of Amendment filed on July 12, 2019, the Company increased the number of the Company’s authorized capital stock from 8,749,999 to 31,000,000 shares and correspondingly increased the authorized shares of common stock from 8,333,333 to 30,000,000 shares and the authorized shares of preferred stock from 416,666 to 1,000,000 shares.

The foregoing description is qualified in its entirety by the Articles of Amendment which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On July 16, 2019, the Company issued a press release announcing the above transactions, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Articles of Amendment, filed on July 12, 2019

10.1	Loan Agreement, dated as of July 11, 2019, by and among Branch Banking and Trust Company, Command Center, Inc., Command Florida, LLC, Hire Quest, L.L.C., HQ LTS Corporation, HQ Real Property Corporation, HQ Insurance Corporation, HQ Financial Corporation and HQ Franchising Corporation

99.1	Press Release, dated as of July 16, 2019, issued by Command Center, Inc.

Important Information for Investors

Communications in this Current Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any securities. The Company filed a tender offer statement on Schedule TO with the SEC on June 26, 2019. Before making any investment decision, investors are urged to read carefully the tender offer statement and any other relevant documents filed by the Company with the SEC because they contain important information about the Offer. You may obtain copies of all documents filed with the SEC regarding the Offer, free of charge, at the SEC’s website (www.sec.gov), by accessing the Company’s website at www.commandonline.com under the heading “Investors” and then under the link “SEC Filings” and from the Company by directing a request to the Company at 111 Springhall Drive, Goose Creek, SC 29445, Attention: Corporate Secretary.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the expected benefits from the Merger and regarding the Offer and the expected benefits from the Offer. All statements other than statements of historical facts contained herein, including the statements identified in the preceding sentence and other statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward- looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Important factors that could cause actual results to differ from those in the forward-looking statements include: the possibility that Offer will not close; the possibility that anticipated benefits from the Merger will not be realized, or will not be realized within the expected time period; the risk that the Company and Hire Quest businesses will not be integrated successfully and disruption from the Merger making it more difficult to maintain business and operational relationships; the possibility that only a fraction of the shares covered by the Offer will be tendered; and the possibility that the Offer price of $6.00 per share will not reflect the fair market value of the shares.

Further information on risks we face is contained in our filings with the SEC, including our Form 10-K for the fiscal year ended December 28, 2018 and our definitive proxy statement on Schedule 14A filed with the SEC on June 18, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMAND CENTER, INC.
(Registrant)

Date: July 16, 2019	/s/ John McAnnar
John McAnnar
Vice President and General Counsel